Exhibit 2.1
[Border]
SAP AG
Walldorf
Form of Global Share Certificate
for
                     Ordinary Shares
divided into
                     Individual Shares
No. 1 —
In accordance with the Articles of Association, the holder of this Global Share Certificate is entitled to be the shareholder of                      Ordinary Shares of SAP AG, Walldorf.

Walldorf, [date]

SAP AG

Supervisory Board	Management Board

Chair

Second Signature

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SAP AG
Walldorf
Form of Dividend Coupon
for the Global Share Certificate
for
                     Ordinary Shares
divided into
                     Individual Shares
No. 1 —
The holder of this Global Dividend Coupon is entitled to secondary or accessory rights pertaining to the above-mentioned Global Share.

Walldorf, [date]

SAP AG

Supervisory Board	Management Board

Chair